UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

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CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule.

On August 17, 2023, CNS Pharmaceuticals, Inc. (the “Company”) received a letter (the “Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it does not presently comply with Nasdaq’s Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that the Company maintain a minimum of $2.5 million in stockholders’ equity, and that the Company also does not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule.

The Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 45 calendar days to submit a plan to regain compliance. If the Company’s plan is accepted, the Staff can grant an extension of up to 180 calendar days from August 17, 2023 to evidence compliance. After review of the plan of compliance, the Staff will provide written notification to the Company whether it accepts the plan, and if the Staff does not accept the plan, the Company would then be entitled to appeal the Staff’s determination to the Nasdaq Hearings Panel. There can be no assurance that, if the Company does appeal the determination to the Nasdaq Hearings Panel, that such appeal would be successful.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: August 18, 2023

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